For Immediate Release

Supertel Hospitality Reports 2014 Third Quarter Results

NORFOLK, NE., November 13, 2014 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced its results for the third quarter ended September 30, 2014.

Third Quarter Key Events
•	Revenue from continuing operations was $16.9 million, an increase of 8.2 percent over the same 2013 period.
•	Revenue per available room (RevPAR) for the continuing operations hotels was $47.36, an increase of 8.3 percent over the same 2013 period.
•	Sold four hotels in the third quarter and three hotels following the close of the quarter.
•	Adjusted EBITDA was $4.8 million, an increase of 5.1 percent over the same 2013 period.
•	Adjusted funds from operations (AFFO) was $1.7 million, an increase of 9.0 percent over the same 2013 period.
•	Net loss attributable to common shareholders was $(3.3) million.

Third Quarter Operating and Financial Results

Supertel’s third quarter 2014 revenue from continuing operations rose 8.2 percent to $16.9 million compared to the same year-ago period. Revenue per available room (RevPAR) improved by 8.3 percent to $47.36 over third quarter 2013, driven primarily by increased occupancy. The increase was due in part to improved results at four hotels rebranded in 2013, contributing an additional $0.5 million in revenue over the third quarter 2013. Two hotels that were impacted by a market downturn are recovering due to improving overall market conditions in the Washington D.C. market, contributing an additional $0.6 million in revenue over third quarter 2013. Third quarter 2014 results were also impacted by heightened construction business in the Midwest, along with market-centric rate and sales strategies utilized to capitalize on increased demand and muted supply growth. Additionally, stronger leisure demand throughout the summer served as a contributing factor to third quarter results.

The company had a 2014 third quarter net loss attributable to common shareholders of $(3.3) million, or $(0.69) per basic and diluted share, compared to net earnings of $0.86 million or $0.30 per basic share and $(0.13) per diluted share for the same 2013 period. The loss was primarily due to the non-cash impact of an increase in the valuation of the derivative liabilities for the quarter. The fair value of the derivative liabilities increased by an aggregate of $4.6 million and decreased by an aggregate of $2.7 million during the third quarter of 2014 and 2013, respectively. The change in fair value is recorded as a derivative gain or loss. The loss in the current quarter is due to the rise in the common stock price.

Funds from operations (FFO) was $(2.9) million for the 2014 third quarter, compared to $2.5 million in the same 2013 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, acquisition and termination expense, and terminated equity transactions expense, in the 2014 third quarter was $1.7 million, compared to $1.6 million in the same 2013 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $0.5 million for the 2014 third quarter, compared to $4.7 million in the same year-ago period.  Adjusted EBITDA was $4.8 million, compared to $4.6 million for the 2013 third quarter.  Adjusted EBITDA is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives, acquisition and termination expense and terminated equity transactions expense.

In the third quarter 2014, the 47-hotel same store portfolio reported an increase in revenue per available room (RevPAR) of 8.3 percent to $47.36, led by a 6.6 percent improvement in occupancy to 71.5 percent, and a 1.6 percent increase in average daily rate (ADR) to $66.26, compared to the 2013 third quarter.

“The results we have seen within our existing core portfolio are encouraging as RevPAR growth remains strong and continues to bolster recent operating results,” said Kelly Walters, Supertel’s President and Chief Executive Officer. “We are pleased to see our portfolio perform in line with our peers and industry averages.”

“Our strategic capital investment in the legacy hotels, combined with our enhanced rate and sales strategies are providing solid results throughout our portfolio with many of our core assets leading the way,” said Jeffrey Dougan, Supertel’s Chief Operating Officer.

Disposition Program

In the 2014 third quarter the company sold four hotels with an aggregate of 488 rooms for combined gross proceeds of $6.5 million. The proceeds were used to reduce debt.

The four sold hotels include:
•	172-room Savannah Suites in Jonesboro, Georgia sold July 15, 2014 for $1.4 million
•	140-room Savannah Suites in Stone Mountain, Georgia sold August 21, 2014 for $1.5 million
•	60-room Super 8 in Moberly, Missouri sold September 19, 2014 for $1.7 million
•	116-room Super 8 in Omaha (“M” Street), Nebraska sold September 30, 2014 for $1.9 million

Following the close of the 2014 third quarter, the company sold the following hotels:
•	79-room Days Inn (Empire) in Sioux Falls, South Dakota sold October 15, 2014 for $2.4 million
•	148-room Days Inn in Shreveport, Louisiana sold October 17, 2014 for $1.3 million
•	117-room Super 8 in Terre Haute, Indiana sold November 6, 2014 for $1.9 million

Proceeds from the sales were used to pay down associated debt and reduce the balance of the revolving credit facility.

As of the date of this release, the company is marketing nine hotels for sale and expects to generate approximately $24.4 million in gross proceeds.

Capital Reinvestment

The company invested $0.9 million in capital improvements throughout the portfolio in the 2014 third quarter and $2.2 million year to date to upgrade its properties and maintain brand standards. Notable capital improvements in the third quarter included a lobby and fitness center expansion and renovation at the Green Bay, Wisconsin Super 8, and interior pool enhancements and exterior patio upgrades at the Fort Wayne, Indiana Comfort Suites.

Balance Sheet

On August 1, 2014, Supertel’s revolving credit facility with Great Western Bank was extended to June 30, 2015. Additionally, the interest rate was reduced from 4.95 percent to 4.5 percent.

As of September 30, 2014, Supertel had $81 million in outstanding debt on its continuing operations hotels with an average term of 2.2 years and weighted average annual interest rate of 6.4 percent.

Dividends

The company did not declare a dividend on common stock in the 2014 third quarter. The company’s board of directors elected to suspend the payment of monthly dividends commencing December 31, 2013 on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: SPPRP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: SPPRO), and the quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  The board of directors will continue to monitor the dividend policy.

Outlook

“Just over five years ago, Supertel embarked on a strategy to reduce its debt burden and improve operational margins by methodically monetizing the outdated and underperforming non-core assets in the portfolio, and to date we have sold more than half of the hotels we owned at the beginning of the recession which began in 2008,” said Walters.  “Concurrently, we strengthened our management capabilities, both internally and externally, and the benefits of that re-engineering are now showing in our RevPAR growth and improving AFFO performance, which was up 8.3 percent and 9.0 percent, respectively, for continuing operations hotels in the third quarter.”

“Looking toward 2015, we believe the company’s core portfolio is situated to capture its share of the industry’s continuing RevPAR growth. The Smith Travel Research forecast for 2015 calls for RevPAR growth of approximately 4.5 percent in our segments of the chain scale, and our budgets will reflect those forecasts.  Our challenge remains acquiring the necessary cost effective capital to sustain operations and to fuel growth.”

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 56 hotels comprising 4,799 rooms in 20 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Contact:

Krista Arkfeld, Director of Corporate Communications

karkfeld@supertelinc.com

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

Selected Financial Data:
Balance Sheets
As of September 30, 2014 and December 31, 2013
(In thousands, except share and per share data)

	As of
	September 30, 2014	December 31, 2013
	(unaudited)

ASSETS
Investments in hotel properties	$192,953	$194,078
Less accumulated depreciation	70,574	68,475
	122,379	125,603

Cash and cash equivalents	499	45
Accounts receivable, net of allowance for
doubtful accounts of $33 and $20	2,021	1,083
Prepaid expenses and other assets	6,246	4,000
Deferred financing costs, net	1,990	2,601
Investment in hotel properties, held for sale, net	24,087	38,753
	$157,222	$172,085

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$10,250	$7,745
Derivative liabilities, at fair value	20,125	5,907
Debt related to hotel properties held for sale	16,235	35,224
Long-term debt	80,971	82,821
	127,581	131,697

Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662

EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
4,689,977 and 2,897,539 shares outstanding	47	29
Additional paid-in capital	137,892	135,293
Distributions in excess of retained earnings	(116,092)	(102,747)
Total shareholders' equity	21,885	32,613
Noncontrolling interest
Noncontrolling interest in consolidated partnership,
redemption value $24 and $87	94	113

Total equity	21,979	32,726

COMMITMENTS AND CONTINGENCIES
	$157,222	$172,085

Statement of Operations
For the three and nine months ended September 30, 2014 and 2013, respectively
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Room rentals and other hotel services	$16,902	$15,619	$44,251	$41,789

EXPENSES
Hotel and property operations	12,009	11,436	32,933	32,146
Depreciation and amortization	1,624	1,554	4,844	4,676
General and administrative	912	946	2,989	2,986
Acquisition and termination expense	0	679	0	728
Terminated equity transactions	11	1,082	76	1,082
	14,556	15,697	40,842	41,618

EARNINGS (LOSS) BEFORE NET GAIN (LOSS)
ON DISPOSITIONS OF
ASSETS, OTHER INCOME, INTEREST EXPENSE
AND INCOME TAXES	2,346	(78)	3,409	171

Net gain (loss) on dispositions of assets	63	(9)	36	(46)
Derivative gain (loss)	(4,615)	2,674	(14,218)	4,494
Other income (loss)	(12)	(3)	113	11
Interest expense	(1,774)	(1,454)	(5,321)	(4,124)
Loss on debt extinguishment	(37)	(43)	(141)	(250)
Impairment	0	(165)	119	(171)

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	(4,029)	922	(16,003)	85

Income tax expense	0	0	0	0

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS	(4,029)	922	(16,003)	85

Gain (loss) from discontinued operations, net of tax	1,628	777	2,639	(73)

NET EARNINGS (LOSS)	(2,401)	1,699	(13,364)	12

Loss (earnings) attributable to non-controlling interest	3	(3)	19	0

NET EARNINGS (LOSS) ATTRIBUTABLE
TO CONTROLLING INTERESTS	(2,398)	1,696	(13,345)	12

Preferred stock dividends declared and undeclared	(868)	(837)	(2,572)	(2,512)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO COMMON SHAREHOLDERS	$(3,266)	$859	$(15,917)	$(2,500)

NET EARNINGS (LOSS) PER COMMON SHARE
- BASIC AND DILUTED
EPS from continuing operations - Basic	$(1.04)	$0.03	$(5.11)	$(0.84)
EPS from discontinued operations - Basic	$0.35	$0.27	$0.73	$(0.03)
EPS Basic - Total	$(0.69)	$0.30	$(4.38)	$(0.87)
EPS Diluted - Total	$(0.69)	$(0.13)	$(4.38)	$(0.87)

Reconciliation of Non-GAAP Financial Measures – Funds From Operations
(Unaudited - In thousands, except per share data)

	Three months ended September 30,		Nine Months ended September 30,
	2014	2013	2014	2013
RECONCILIATION OF NET EARNINGS
(LOSS) TO FFO
Net earnings (loss) attributable
to common shareholders	$(3,266)	$859	$(15,917)	$(2,500)
Depreciation and amortization	1,624	1,749	4,956	5,551
Net (gain) loss on disposition of assets	(2,168)	(365)	(2,776)	(1,662)
Impairment	921	263	1,398	1,723
FFO available to common shareholders	$(2,889)	$2,506	$(12,339)	$3,112
Unrealized (gain) loss on derivatives	4,615	(2,674)	14,218	(4,494)
Gain on debt conversion	0	0	(88)	0
Acquisition and termination expense	0	679	0	728
Terminated equity transactions	11	1,082	76	1,082
Adjusted FFO	$1,737	$1,593	$1,867	$428

Numerator: diluted Adjusted FFO
Adjusted FFO attributable to
common shareholders-basic	$1,737	$1,593	$1,867	$428
Preferred C dividend	491	469	1,451	1,406
Convertible loan interest	0	0	85	0
Adjusted FFO attributable to
common shareholders-diluted	$2,228	$2,062	$3,403	$1,834

calculation of FFO per share - basic	4,686	2,891	3,630	2,889
calculation of FFO per share - diluted	4,686	10,392	3,630	10,391

Denominator:
Weighted average number
of common shares - basic Adjusted FFO	4,686	2,891	3,630	2,889
Restricted stock	1	1	7	2
Convertible loan	0	0	737	0
Preferred stock	18,750	3,750	9,904	3,750
Warrants	3,750	3,750	3,750	3,750
of common shares - diluted Adjusted FFO	27,187	10,392	18,028	10,391

FFO per share - basic	$(0.62)	$0.87	$(3.40)	$1.08
Adjusted FFO per share - basic	$0.37	$0.55	$0.51	$0.15
FFO per share - diluted	$(0.62)	$0.29	$(3.40)	$0.43
Adjusted FFO per share - diluted	$0.08	$0.20	$0.19	$0.18

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets, plus depreciation, amortization and impairment of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition.  AFFO is FFO adjusted to exclude gains or losses on derivative liabilities and gain on debt conversion, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition costs and equity offering expense. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
RECONCILIATION OF NET
EARNINGS (LOSS) TO
ADJUSTED EBITDA
Net earnings (loss)
attributable to common shareholders	$(3,266)	$859	$(15,917)	$(2,500)
Interest expense,
including discontinued operations	2,033	1,962	6,380	6,409
Loss on debt extinguishment	157	166	261	937
Depreciation and amortization,
including discontinued operations	1,624	1,749	4,956	5,551
EBITDA	548	4,736	(4,320)	10,397
Noncontrolling interest	(3)	3	(19)	0
Net gain on disposition of assets	(2,168)	(365)	(2,776)	(1,662)
Impairment	921	263	1,398	1,723
Preferred stock dividends
declared and undeclared	868	837	2,572	2,512
Unrealized (gain) loss on derivatives	4,615	(2,674)	14,218	(4,494)
Gain on debt conversion	0	0	(88)	0
Acquisition and termination expense	0	679	0	728
Terminated equity transactions	11	1,082	76	1,082
ADJUSTED EBITDA	$4,792	$4,561	$11,061	$10,286

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, preferred stock dividends, acquisition expenses and equity offering expense which are cash charges. We also add back impairment and unrealized gain or loss on derivatives and gain on debt conversion, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures, and should not be considered as an alternative to loss from continuing operations or loss from discontinued operations, net of tax.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results. Same store results for the quarter are for 47 hotels in continuing operations.
Unaudited-in thousands except statistical data:	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Total Same Store Hotels:
Revenue per available room (RevPAR):	$47.36	$43.74	$41.65	$39.35
Average daily room rate (ADR):	$66.26	$65.21	$64.10	$63.77
Occupancy percentage:	71.5%	67.1%	65.0%	61.7%

Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$16,372	$15,122	$42,720	$40,368
Telephone revenue	2	2	7	7
Other hotel service revenues	528	495	1,524	1,414
Total revenue from room rentals
and other hotel services	$16,902	$15,619	$44,251	$41,789

Hotel and property operations expense
Total hotel and property operations expense	$12,009	$11,436	$32,933	$32,146

Property Operating Income ("POI")
Total property operating income	$4,893	$4,183	$11,318	$9,643

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	28.9%	26.8%	25.6%	23.1%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$3,664	$6,063	$12,651	$20,474

Hotel and property operations expense
Total hotel and property operations expense	$2,841	$4,736	$9,944	$16,856

Property Operating Income ("POI")
Total property operating income	$823	$1,327	$2,707	$3,618

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	22.5%	21.9%	21.4%	17.7%

POI from continuing operations is reconciled to net loss as follows:
(Unaudited - In thousands)

	Three months ended September 30,		Nine months ended September 30,
RECONCILIATION OF NET LOSS FROM	2014	2013	2014	2013
CONTINUING OPERATIONS TO POI
FROM CONTINUING OPERATIONS
Net earnings (loss)
from continuing operations	$(4,029)	$922	$(16,003)	$85
Depreciation and amortization	1,624	1,554	4,844	4,676
Net loss on disposition of assets	(63)	9	(36)	46
Derivative (gain) loss	4,615	(2,674)	14,218	(4,494)
Other (income) expense	12	3	(113)	(11)
Interest expense	1,774	1,454	5,321	4,124
Loss on debt extinguishment	37	43	141	250
General and administrative expense	912	946	2,989	2,986
Acquisition and termination expense	0	679	0	728
Equity offering expense	11	1,082	76	1,082
Impairment expense	0	165	(119)	171
POI - continuing operations	$4,893	$4,183	$11,318	$9,643

POI from discontinued operations is reconciled to loss from discontinued operations, net of tax, as follows:
(Unaudited - In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Gain (loss) from discontinued operations	$1,628	$777	$2,639	$(73)
Depreciation and amortization
from discontinued operations	0	195	112	875
Net gain on disposition of assets
from discontinued operations	(2,105)	(374)	(2,740)	(1,708)
Interest expense from discontinued operations	259	508	1,059	2,285
Loss on debt extinguishment	120	123	120	687
Impairment losses from discontinued operations	921	98	1,517	1,552
POI - discontinued operations	$823	$1,327	$2,707	$3,618

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

POI--continuing operations	4,893	4,183	11,318	9,643
POI--discontinued operations	823	1,327	2,707	3,618
Total - POI	$5,716	$5,510	$14,025	$13,261

Total POI as a percentage of revenues	27.8%	25.4%	24.6%	21.3%

Results of Operations
For three and nine months ended September 30, 2014 and 2013, respectively
The following table represents our RevPAR, ADR and occupancy by region for the three and nine months ended September 30, 2014 and 2013, respectively. The comparisons of same store operations (excluding held for sale hotels) are for 47 hotels owned as of July 1, 2013 and January 1, 2013, respectively. Same store calculations exclude 12 properties which are held for sale as well as properties which have been sold.

	Three months ended September 30, 2014				Three months ended September 30, 2013
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$59.68	87.3%	$68.38	106	$51.43	79.4%	$64.75
West North Central	1,150	41.10	73.3%	56.05	1,150	38.57	71.1%	54.26
East North Central	723	55.29	74.2%	74.48	723	56.02	75.1%	74.60
Middle Atlantic	142	47.56	75.4%	63.11	142	48.22	76.2%	63.31
South Atlantic	1,097	51.67	68.2%	75.76	1,097	43.99	58.6%	75.06
East South Central	364	45.97	66.8%	68.84	364	42.72	65.6%	65.08
West South Central	176	24.26	65.9%	36.84	176	19.40	48.8%	39.75
Total Same Store	3,758	$47.36	71.5%	$66.26	3,758	$43.74	67.1%	$65.21

Total Continuing Operations	3,758	$47.36	71.5%	$66.26	3,758	$43.74	67.1%	$65.21

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$46.56	75.9%	$61.34	106	$43.31	73.9%	$58.61
West North Central	1,150	35.64	65.9%	54.07	1,150	34.21	64.3%	53.21
East North Central	723	46.51	66.1%	70.36	723	45.03	65.0%	69.23
Middle Atlantic	142	43.07	71.3%	60.41	142	43.25	70.5%	61.39
South Atlantic	1,097	47.70	63.8%	74.83	1,097	44.25	58.7%	75.43
East South Central	364	40.32	60.6%	66.50	364	37.08	57.5%	64.48
West South Central	176	22.00	59.3%	37.10	176	18.24	44.3%	41.20
Total Same Store	3,758	$41.65	65.0%	$64.10	3,758	$39.35	61.7%	$63.77

Total Continuing Operations	3,758	$41.65	65.0%	$64.10	3,758	$39.35	61.7%	$63.77

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri and Nebraska
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

Operating Statistics by Chain Scale
For three and nine months ended September 30, 2014 and 2013, respectively
The following table represents our RevPAR, ADR and occupancy by chain scale for the three and nine months ended September 30, 2014 and 2013, respectively. The comparisons of same store operations (excluding held for sale hotels) are for 47 hotels owned as of July 1, 2013 and January 1, 2013, respectively. Same store calculations exclude 12 properties which are held for sale as well as properties which have been sold.

	Three months ended September 30, 2014				Three months ended September 30, 2013
	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$87.53	74.7%	$117.19	100	$80.77	66.6%	$121.36
Total Upscale	100	$87.53	74.7%	$117.19	100	$80.77	66.6%	$121.36
Upper Midscale
Comfort Inn / Suites	1,298	55.51	72.0%	77.14	1,298	52.45	69.6%	75.37
Clarion	59	28.47	46.9%	60.72	59	32.73	53.8%	60.84
Total Upper Midscale	1,357	$54.33	70.9%	$76.67	1,357	$51.60	68.9%	$74.88
Midscale
Sleep Inn	90	34.78	55.8%	62.29	90	32.88	53.2%	61.84
Quality Inn	122	51.82	65.4%	79.26	122	44.91	56.4%	79.66
Total Midscale	212	$44.58	61.3%	$72.70	212	$39.80	55.0%	$72.35
Economy
Days Inn	642	37.86	71.3%	53.13	642	32.96	60.4%	54.55
Super 8	1,246	42.68	76.0%	56.17	1,246	39.29	73.3%	53.59
Other Economy (1)	201	42.67	57.6%	74.05	201	38.53	50.3%	76.62
Total Economy	2,089	$41.20	72.8%	$56.62	2,089	$37.27	67.1%	$55.51

Total Same Store	3,758	$47.36	71.5%	$66.26	3,758	$43.74	67.1%	$65.21

Total Continuing Operations	3,758	$47.36	71.5%	$66.26	3,758	$43.74	67.1%	$65.21

		Includes Rodeway Inn and Independent Brands

	Nine months ended September 30, 2014				Nine months ended September 30, 2013
	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$78.07	68.7%	$113.64	100	$81.48	65.3%	$124.80
Total Upscale	100	$78.07	68.7%	$113.64	100	$81.48	65.3%	$124.80
Upper Midscale
Comfort Inn / Suites	1,298	$49.07	66.3%	$74.04	1,298	$46.13	63.6%	$72.54
Clarion	59	30.27	47.0%	64.42	59	31.24	47.4%	65.92
Total Upper Midscale	1,357	$48.25	65.4%	$73.74	1,357	$45.48	62.9%	$72.32
Midscale
Sleep Inn	90	39.19	57.5%	68.11	90	36.81	53.5%	68.81
Quality Inn	122	38.67	53.0%	72.90	122	32.07	44.4%	72.22
Total Midscale	212	$38.89	55.0%	$70.77	212	$34.08	48.3%	$70.62
Economy
Days Inn	642	33.17	63.4%	52.31	642	31.27	58.2%	53.75
Super 8	1,246	35.47	67.1%	52.85	1,246	33.56	65.3%	51.42
Other Economy (1)	201	47.38	62.5%	75.84	201	44.21	55.2%	80.03
Total Economy	2,089	$35.91	65.5%	$54.80	2,089	$33.88	62.1%	$54.54

Total Same Store	3,758	$41.65	65.0%	$64.10	3,758	$39.35	61.7%	$63.77

Total Continuing Operations	3,758	$41.65	65.0%	$64.10	3,758	$39.35	61.7%	$63.77

		Includes Rodeway Inn and Independent Brands